                                                                   EXHIBIT 10.21

                            SHORTFALL LOAN AGREEMENT

                         DATED AS OF SEPTEMBER 30, 2003

                                     BETWEEN

                             UNI-MARTS, INC. AND ITS

                            CONSOLIDATED SUBSIDIARIES

                                       AND

                               THE PROVIDENT BANK

                                TABLE OF CONTENTS

ARTICLE I.........................................................................    2
         1.01   Certain Definitions...............................................    2
         1.02   Construction......................................................    5
ARTICLE II........................................................................    6
         2.01   Revolving Credit Loans............................................    6
         2.02   Interest Rates....................................................    7
         2.03   Interest Payment Dates............................................    7
         2.04   Payments..........................................................    7
         2.05   Closing Fee.......................................................    8
         2.06   Indemnities.......................................................    8
         2.07   Loan Account......................................................    9
         2.08   Termination.......................................................    9
         2.09   Security..........................................................    9
ARTICLE III.......................................................................   10
         3.01   Representations and Warranties from Credit Agreement..............   10
         3.02   Authority and Authorization.......................................   10
         3.03   Execution and Binding Effect......................................   10
         3.04   Absence of Conflicts..............................................   10
         3.05   Authorizations and Filings........................................   11
         3.06   Proceeds..........................................................   11
         3.07   Margin Stock......................................................   11
         3.08   No Event of Default; Compliance with Agreements...................   11
         3.09   Accurate and Complete Disclosure..................................   11
         3.10   Security Interest.................................................   11
         3.11   Transaction Documents.............................................   12
ARTICLE IV........................................................................   12
         4.01   Initial Loans.....................................................   12
         4.02   Each Additional Loan..............................................   14
ARTICLE V.........................................................................   14
         5.01   Incorporated Affirmative Covenants................................   14
         5.02   Use of Proceeds...................................................   15
         5.03   Further Assurances................................................   15
ARTICLE VI........................................................................   15
         6.01   Incorporated Negative Covenants...................................   15
         6.02   Changes in Transaction Documents..................................   15
ARTICLE VII.......................................................................   16
         7.01   Events of Default.................................................   16
         7.02   Consequences of an Event of Default...............................   17
         7.03   Set-Off...........................................................   17
ARTICLE VIII......................................................................   18
         8.01   Holidays..........................................................   18
         8.02   Records...........................................................   18
         8.03   Amendments and Waivers............................................   18
         8.04   No Implied Waiver; Cumulative Remedies............................   18
         8.05   Notices...........................................................   19
         8.06   Expenses; Taxes; Attorneys' Fees..................................   20
         8.07   Severability......................................................   20
         8.08   Governing Law; Consent to Jurisdiction............................   20
         8.09   Prior Understandings..............................................   20
         8.10   Duration; Survival................................................   20
         8.11   Term of Agreement.................................................   21
         8.12   Counterparts......................................................   21
         8.13   Successors and Assigns............................................   21
         8.14   No Third Party Beneficiaries......................................   21

      8.15   Participation.....................................................   21
      8.16   Exhibits..........................................................   21
      8.17   Headings..........................................................   22
      8.18   Joinder of Consolidated Subsidiaries..............................   22
      8.19   WAIVER OF TRIAL BY JURY...........................................   22
EXHIBITS.......................................................................   24
      Exhibit "A"  Revolving Credit Note.......................................   24
      Exhibit "B"  Loan Request................................................   25
      Exhibit "C"  Opinion of Counsel..........................................   26

                            SHORTFALL LOAN AGREEMENT

         THIS SHORTFALL LOAN AGREEMENT, dated as of September 30, 2003, by and between UNI-MARTS, INC., a Delaware corporation ("Uni-Marts"), each of the Consolidated Subsidiaries of Uni-Marts, initially Uni-Marts of America, Inc., and each other Consolidated Subsidiary which joins this Agreement as a Borrower after the date hereof pursuant to Section 8.18 of this Agreement (the "Consolidated Subsidiaries") (Uni-Marts and the Consolidated Subsidiaries are individually called a "Borrower" and collectively called the "Borrowers"),

                                       AND

         THE PROVIDENT BANK, a bank chartered under the laws of the State of Ohio (the "Lender");

                                    RECITALS:

         Uni-Marts, Uni-Realty of Luzerne, L.P., a Delaware limited partnership ("Luzerne), and Uni Realty of Wilkes-Barre, L.P., a Delaware limited partnership ("Wilkes-Barre"), are parties to certain loans (the "FFCA Loans") made by FFCA Acquisition Corporation or FFCA Funding Corporation (each, "FFCA") with respect to the land, buildings and/or equipment at certain properties owned or leased by Uni-Marts, Luzerne or Wilkes-Barre (the "Properties"). The FFCA Loans are evidenced by promissory notes and are secured by first priority liens and security interests on the Properties. Some of the FFCA Loans were assigned by FFCA to Washington Mutual Bank, FA ("WAMU"). The other FFCA Loans were securitized and are now held by LaSalle Bank National Association ("LaSalle"), as Indenture Trustee pursuant to those certain Indentures dated as of April 1, 1999 and November 1, 2000. GE Capital Franchise Finance Corporation ("GECFF") is the successor by merger to FFCA and the servicer for the FFCA Loans (the "Servicer").

         Uni-Marts, Luzerne and Wilkes-Barre each have identified certain under-performing Properties (the "Underperforming Properties") and would like to sell such Underperforming Properties to third parties and prepay the FFCA Loans corresponding to such Properties at the closing (the "Underperforming Property Sale Closing") of such sales (the "Disposition Plan").

         GECFF has requested that Borrowers obtain a discrete credit facility to fund the amount by which the outstanding loan balance for a given FFCA Loan exceeds the net proceeds of the sale of an Underperforming Property associated with such FFCA Loan pursuant to (i) the Master Property Disposition Agreement dated as of September 30, 2003 by and among WAMU, Uni-Marts and Luzerne, (ii) the Master Property Disposition Agreement dated as of September 30, 2003 by and among LaSalle, as Indenture Trustee pursuant to that certain Indenture dated as of

November 1, 2000, Uni-Marts and Wilkes-Barre, and (iii) the Master Property Disposition Agreement dated as of September 30, 2003 by and between LaSalle, as Indenture Trustee pursuant to that certain Indenture dated as of April 1, 1999, and Uni-Marts (collectively, the "Master Agreement").

         The Borrowers have requested that the Lender provide the Borrowers with such credit facility and the Lender is willing to provide such credit facility on the terms, and subject to the conditions, set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement or in the other Loan Documents, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

         "Account Security Agreement (Subordinated)" means, collectively, the three (3) Account Security Agreements (Subordinated) dated as of the date of this Agreement, and as amended, modified or supplemented from time to time, by and between Uni-Marts and Lender.

         "Agreement" means this Shortfall Loan Agreement as amended, modified or supplemented from time to time. This Agreement is the agreement evidencing the "Shortfall Loan" pursuant to the Master Agreement.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq. as the same may be modified or amended from time to time.

         "Borrower" or "Borrowers" means one or more of Uni-Marts or the Consolidated Subsidiaries, as the context may require.

         "Borrower Collateral Unit Excess Proceeds" shall have the meaning ascribed to such term in the Master Agreement.

         "Borrower Collateral Unit Shortfall" shall have the meaning ascribed to such term in the Master Agreement.

         "Business Day" means any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or the State of Ohio or other day on which the Lender is not open for business in Cincinnati, Ohio.

         "Closing" means the closing of the transactions provided for in this Agreement on the Closing Date.

         "Closing Date" means September 30, 2003 or such other date upon which the parties may agree.

         "Consolidated Subsidiary" or "Consolidated Subsidiaries" means any Subsidiary whose financial results of operations are consolidated with those of Uni-Marts. "Consolidated Subsidiary" does not include Luzerne or Wilkes-Barre.

         "Cross Escrow Accounts" shall have the meaning ascribed to such term in the Master Agreement.

         "Event of Default" means any of the Events of Default described in
Section 7.01 of this Agreement.

         "Existing Loan Agreement" means the Loan Agreement dated as of April 20, 2000, as amended from time to time, by and between the Borrowers and the Lender.

         "Expiration Date" means December 31, 2004, unless extended in writing by the Lender in its sole and absolute discretion.

         "Fee Letter" means the fee letter dated the Closing Date among the Borrowers and the Lender.

         "Incorporated Affirmative Covenants" has the meaning assigned to that term in Section 5.01.

         "Incorporated Negative Covenants" has the meaning assigned to that term in Section 6.01.

         "Incorporated Representations and Warranties" has the meaning assigned to that term in Section 3.01.

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "Lender" means The Provident Bank, a bank chartered under the laws of the State of Ohio, having an office at FreeMarkets Center, 210 Sixth Avenue, Suite 360, Pittsburgh, Pennsylvania 15222.

         "Loan Document" or "Loan Documents" mean, singularly or collectively as the context may require, (i) this Agreement, (ii) the Notes, (iii) the Account Security Agreement (Subordinated), (iv) the Fee Letter, (v) the Subordination Agreement, and any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.

         "Loan" or "Loans" means the Revolving Credit Loans and any other loan or loans made by the Lender to the Borrowers under this Agreement.

         "Loan Request" shall have the meaning ascribed to that term in Section 2.01(d).

         "Mortgages" means the Mortgages granted by Borrowers pursuant to the Existing Loan Agreement.

         "Note" or "Notes" mean the Revolving Credit Note and any other note or notes of the Borrowers executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part.

         "Office", when used in connection with the Lender, means its office located at FreeMarkets Center, 210 Sixth Avenue, Suite 360, Pittsburgh, Pennsylvania 15222 or such other office of the Lender as the Lender may designate in writing from time to time.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator having proper jurisdiction, in each case whether foreign or domestic.

         "Potential Default" means any event or condition that with notice or the passage of time would constitute an Event of Default.

         "Prime Rate" means the rate of interest publicly announced from time to time by the Lender as its prime lending rate, which may not be the lowest rate of interest available at the Lender.

         "Revolving Credit Commitment" shall mean, at any time, Lender's revolving credit commitment hereinafter as set forth in Section 2.01(a) of this Agreement.

         "Revolving Credit Loan" or "Loans" shall mean the Revolving Credit Loan or Loans, as the context may require, made by Lender to Borrowers from time to time pursuant to Section 2.01 of this Agreement.

         "Revolving Credit Note" means the Revolving Credit Note of the Borrowers in the form of Exhibit "A" to this Agreement together with all extensions, renewals, refinancings or refundings in whole or in part.

         "Security Agreement" means the Security Agreement dated as of April 20, 2000, as amended and restated by that certain Amended and Restated Security Agreement dated as of December 21, 2001, and as amended, modified or supplemented from time to time, between the Borrowers and the Lender.

         "Subordination Agreement" means, collectively, (i) the Subordination Agreement dated as of the date hereof, and as further amended, modified or supplemented from time to time, by and between the Lender and WAMU, (ii) the Subordination Agreement dated as of the date hereof, and as further amended, modified or supplemented from time to time, by and between the Lender and LaSalle, as Indenture Trustee pursuant to that certain Indenture dated as of November 1, 2000, and (iii) the Subordination Agreement dated as of the date hereof, and as further amended, modified or supplemented from time to time, by and between the Lender and LaSalle, as Indenture Trustee pursuant to that certain Indenture dated as of April 1, 1999.

         "Subsidiary" of a Borrower at any time means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors is at such time owned by a Borrower and/or one or more Subsidiaries.

         "Transaction Documents" shall have the meaning ascribed to such term in the Master Agreement.

         "Uni-Marts" means Uni-Marts, Inc., a Delaware corporation, having its principal office at 477 East Beaver Avenue, State College, Pennsylvania 16801-5690.

         1.02 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  (b) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  (c) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; and

                  (e) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

                                   ARTICLE II

                              THE REVOLVING CREDIT

         2.01     Revolving Credit Loans.

                  (a) Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Lender agrees (such agreement being herein called the "Revolving Credit Commitment") to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the Closing Date and to and including the day immediately preceding the Expiration Date in an aggregate principal amount not exceeding at any one time outstanding $4,000,000. If at any time the sum of all Revolving Credit Loans outstanding exceeds $4,000,000, the Borrowers shall immediately repay to the Lender, in funds immediately available, the amount of such excess together with all accrued interest on the amount of such repayment. Notwithstanding the foregoing, the cumulative sum of Revolving Credit Loan under this Agreement and the Revolving Credit Loans under the Existing Loan Agreement shall not exceed $15,000,000 outstanding at any time. If at any time the cumulative sum of Revolving Credit Loans under this Agreement and the Revolving Credit Loans under the Existing Loan Agreement exceeds $15,000,000, the Borrowers shall immediately repay to the Lender, in funds immediately available, the amount of such excess together with all accrued interest on the amount of such repayment. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, including, without limitation, the Lender's right to demand repayment of the Revolving Credit Loans upon the occurrence of an Event of Default, the Borrowers may borrow, repay and reborrow under this Section 2.01. The Borrowers shall use the proceeds of the Revolving Credit Loans to either fund its own Borrower Collateral Unit Shortfalls or make capital contributions to Luzerne or Wilkes-Barre for Luzerne or Wilkes-Barre, as the case may be, to use and fund its own Borrower Collateral Unit Shortfalls pursuant to the terms and conditions of the Master Agreement.

                  (b) Mandatory Principal Payments. Upon the closing of the sale of an Underperforming Property pursuant to the Master Agreement, Borrowers shall make a mandatory payment of the outstanding Revolving Credit Loans hereunder (and only hereunder) in an amount equal to Borrower Collateral Unit Excess Proceeds, if any, as directed by and in accordance with the terms of the Master Agreement, and the Revolving Credit Commitment shall be permanently reduced by such amount, and the portion of the Revolving Credit Commitment so terminated shall no longer be available for borrowing.

                  (c) Revolving Credit Note. The obligations of the Borrowers to repay the unpaid principal amount of the Revolving Credit Loans made to the Borrowers by the Lender and to pay interest on the unpaid principal amount will be evidenced in part by the Revolving Credit Note of the Borrowers dated the Closing Date, in substantially the form attached as Exhibit "A" to this Agreement, with the blanks appropriately filled. The executed Revolving Credit Note will be delivered by the Borrowers to the Lender on the Closing Date.

                  (d) Making of Revolving Credit Loans. On any Business Day when Borrowers desire that the Lender make a Revolving Credit Loan, Uni-Marts shall provide notice to the Lender by completing, executing and delivering to the Lender, by 12:00 noon New York time, a completed Loan Request, in the form attached as Exhibit "B" to this Agreement. Subject to the terms and conditions of this Agreement, upon the Lender's review, approval and processing of the Loan Request and any other information requested by the Lender, the Lender shall make the proceeds of the Revolving Credit Loan available to the Borrowers at the Lender's Office, on the date specified in the Loan Request in immediately available funds, provided that Uni-Marts shall have delivered to the Lender the Loan Request and any other information requested by the Lender no later than 12:00 noon prevailing New York time on such specified date.

         2.02     Interest Rates.

                  (a) Revolving Credit Loans. The unpaid principal amount of the Revolving Credit Loans shall bear interest for each day until due at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the Prime Rate for such day plus one percent (1.0%).

                  (b) Interest After Default. After the principal amount of any part of the Loans shall have become due (at maturity, by acceleration or otherwise), or upon the occurrence of one or more of the Events of Default (and for so long as any such Event of Default shall continue), as compensation to the Lender for the increased cost of administering the Loans, the Loans will bear interest for each day until paid (before and after judgment) at a rate per year (computed for the actual number of days elapsed on the basis of a year of 360 days) which will be three percent (3.0%) above the then Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  (c) Usury. In the event the rates of interest provided for in subsections (a) and (b) above or either of them are finally determined by any Official Body to exceed the maximum rate of interest permitted by applicable usury or similar Laws, their or its application will be suspended and there will be charged instead the maximum rate of interest permitted by such Laws.

         2.03 Interest Payment Dates. Interest on the Loans will be due and payable on the first day of each month in arrears. Interest will be deducted from a Borrower's demand or deposit accounts with the Lender on the due date; provided, no such deduction shall be made from the Cross Escrow Accounts, or any of them. After maturity of any part of the Loans (at maturity, by acceleration or otherwise), interest on such part of the Loans will be due and payable on demand.

         2.04 Payments. All payments to be made in respect of principal, interest, fees or other amounts due from the Borrowers under this Agreement or under the Notes are payable at 12:00 noon, New York time, on the day when due, without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for the payments will accrue immediately. All such payments must be made to the Lender at its Office in U.S. dollars and in funds immediately available at such Office, without setoff, counterclaim or other deduction of any nature. All such payments shall be applied at the option of the Lender to accrued and unpaid interest, outstanding principal and other sums due under this Agreement in such order as the Lender, in its sole discretion, shall elect.

         2.05 Fees. The Borrowers shall pay the fees set forth in the Fee Letter in the manner and at the times required by the Fee Letter.

         2.06     Indemnities.

                  (a) General Indemnities. The Borrowers will indemnify the Lender against any loss or expense which the Lender sustains or incurs as a consequence of an Event of Default, including, without limitation, any failure of the Borrowers to pay when due (at maturity, by acceleration or otherwise) any principal, interest, fee or any other amount due under this Agreement, or the Notes or the other Loan Documents. If the Lender sustains or incurs any such loss or expense it will from time to time notify the Borrowers in writing of the amount determined in good faith by the Lender (which determination will be conclusive) to be necessary to indemnify the Lender for the loss or expense. Such amount will be due and payable by the Borrowers to the Lender within ten
(10) days after presentation by the Lender of a statement setting forth an explanation in reasonable detail of and the Lender's calculation of such amount, which statement shall be conclusively deemed correct absent manifest error. Any amount payable to the Lender under this Section 2.06 will bear interest at the Prime Rate plus three percent (3.0%) per year (computed for the actual number of days elapsed on the basis of a year of 360 days) from the due date until paid (before and after judgment).

                  (b) Loss of Margin. In the event that any law, regulation, treaty or official directive or the interpretation or application thereof by any Official Body or the compliance with any guideline or request of any central bank or other Official Body (whether or not having the force of law):

                           (i) subjects the Lender to any tax with respect to any amounts payable under this Agreement, the Notes or the other Loan Documents by the Borrowers or otherwise with respect to the transactions contemplated under this Agreement, the Notes or the other Loan Documents (except for taxes on the overall net income of the Lender imposed by the United States of America, any foreign government or any political subdivision of any of them), or

                           (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit issued or commitment to issue letters of credit by, the Lender, or

                           (iii) imposes upon the Lender any other condition with respect to the Loans or the commitment to make Loans made under this Agreement,

and the result of any of the foregoing is to increase the costs of the Lender, reduce the income receivable by or return on equity of the Lender or impose any expense upon the Lender with respect to any Loans or commitments to make Loans under this Agreement, the Lender shall so notify the Borrowers in writing. The Borrowers agree to pay the Lender the amount of such increase in cost, reduction in income, reduced return on equity or additional expense within ten (10) days after presentation by the Lender of a statement concerning such increase in cost, reduction in income, reduced return on equity or additional expense. Such statement shall set forth a brief explanation of the amount and the Lender's calculation of the amount (in determining such amount the Lender may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such presentation of such statement, interest will be payable on the unpaid amount at the Prime Rate plus three percent (3.0%) per year (computed for the actual number of days elapsed on the basis of a year of 360 days) from the due date until paid (before and after judgment).

         2.07 Loan Account. The Lender will open and maintain on its books a loan account (the "Loan Account") with respect to Loans made, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to the Lender under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrowers as to the amount at any time due to the Lender from the Borrowers under this Agreement or the Notes.

         2.08     Termination.

                  (a) The credit facilities made available to the Borrowers under this Agreement (the "Credit Facilities") are terminable by the Lender at its discretion upon the occurrence of an Event of Default under this Agreement.

                  (b) The Credit Facilities, if not sooner terminated, will automatically terminate on the Expiration Date, unless extended in writing by the Lender in its sole and absolute discretion.

                  (c) The Borrowers may prepay the Credit Facilities in full and terminate the Credit Facilities made available to the Borrowers under this Agreement at any time without premium or penalty, provided that any such payment in full shall be accompanied by payment of all accrued interest, costs, fees and expenses accrued to the date of prepayment. In the event the Credit Facilities are terminated for any reason, the outstanding balance of the Loans, together with any accrued and unpaid interest thereon and any other sums due pursuant to the terms of this Agreement, the Notes, the other Loan Documents and any other credit accommodation made by the Lender to the Borrowers shall be due and payable immediately.

         2.09 Security. The Security Agreement, the Mortgages and the Account Security Agreement (Subordinated) shall secure repayment of the Loans and the payment and performance of all obligations of Borrowers to Lender under this Agreement, the Notes and the other Loan Documents.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers jointly and severally represent and warrant to the Lender with respect to each Borrower that:

         3.01     Representations and Warranties from Existing Loan Agreement.
(a) Each of the representations and warranties contained in Article III of the Existing Loan Agreement (including the appropriate definitions in Section 1.01 of the Existing Loan Agreement) is incorporated in this Agreement by reference (the "Incorporated Representations and Warranties") and is deemed to be made as of the Closing Date; except that for the purpose of the foregoing, all references to "Loan Documents" shall be deemed to be references to the Loan Documents, collectively, hereunder; and all references to the "Closing Date" shall be deemed to be references to the Closing Date herein.

                  (b) Amendments or other modifications to any of the representations and warranties in the Existing Loan Agreement subsequent to the Closing Date shall automatically be incorporated herein as amended or modified Incorporated Representations and Warranties. If any amendment or other modification to any of the representations and warranties in the Existing Loan Agreement is given retroactive effect, then the amendment or other modification to the Incorporated Representations and Warranties similarly shall have a retroactive effect.

         3.02 Authority and Authorization. The Borrower has corporate power and authority to execute and deliver this Agreement, the Notes and the other Loan Documents executed by the Borrower, to make the borrowings provided for in this Agreement, to execute and deliver the Notes in evidence of such borrowings and to perform its obligations under this Agreement, the Notes and the other Loan Documents. All such action has been duly and validly authorized by all necessary corporate proceedings on the part of the Borrower.

         3.03 Execution and Binding Effect. This Agreement, the Notes and the other Loan Documents have been duly and validly executed and delivered by the Borrower and each such document or agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally and by general equitable principles (regardless if whether the issue of enforceability is considered in a proceeding in equity or at law).

         3.04 Absence of Conflicts. Neither the execution and delivery of this Agreement, the Notes or the other Loan Documents, nor the consummation of the transactions contemplated in any of them, nor the performance of or compliance with their terms and conditions will (a) violate any applicable Law,
(b) conflict with or result in a breach of or a default under the articles of incorporation or by-laws of the Borrower or any agreement or instrument to which the Borrower is a party or by which it or any of its properties (now owned or acquired in the future) may be subject or bound or (c) result in the creation or imposition of any Lien upon any property

(now owned or acquired in the future) of the Borrower, other than Liens granted in favor of the Lender.

         3.05 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with the execution and delivery of this Agreement, the Notes or the other Loan Documents, the consummation of the transactions contemplated in any of them, or the performance of or compliance with the terms and conditions of this Agreement, the Notes or the other Loan Documents.

         3.06 Proceeds. The Borrowers will use the proceeds of the Revolving Credit Loans to either fund its own Borrower Collateral Unit Shortfalls or make capital contributions to Luzerne or Wilkes-Barre for Luzerne or Wilkes-Barre, as the case may be, to use and fund its own Borrower Collateral Unit Shortfalls pursuant to the terms and conditions of the Master Agreement.

         3.07 Margin Stock. The Borrower will make no borrowing under this Agreement for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U and related regulations of the Board of Governors of the Federal Reserve System, as amended from time to time. The Borrower does not own any "margin stock". The Borrower is not engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing under this Agreement will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock".

         3.08 No Event of Default; Compliance with Agreements. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. The Borrower is not (i) in violation of any term of any charter instrument or bylaw or (ii) in default under any agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties (now owned or acquired in the future) may be subject or bound, except to the extent any such default would not have a material and adverse affect on the assets, business, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, the Notes and the other Loan Documents.

         3.09 Accurate and Complete Disclosure. No representation or warranty made by the Borrower under this Agreement, the Notes or the other Loan Documents and no statement made by the Borrower in any certificate, report, exhibit or document furnished by the Borrower to the Lender pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

         3.10 Security Interest. The security interests in the collateral granted to the Lender pursuant to the Security Agreement and the Mortgages will secure all of the obligations of Borrowers pursuant to this Agreement, superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by lien or otherwise, to the full extent provided by Law. All such action as is necessary or advisable to establish such rights of the Lender has been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except the filing of continuation statements with respect to such financing statements within six months prior to each five year anniversary of the filing of such financing statements and continued possession by the Lender of the collateral delivered to it pursuant to the Security Agreement and the Mortgages. All filing fees and other expenses in connection with each such action shall be paid by the Borrower and the Lender shall be reimbursed by the Borrower for any such fees and expenses incurred by the Lender.

         3.11 Transaction Documents. The Transaction Documents have been duly and validly executed and delivered by the parties thereto and constitute the legal, valid and binding obligations of the parties thereto, enforceable against them in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or by laws or judicial decisions limiting the right of specific performance. The Borrowers have delivered to the Lender a true and correct copy of the Transaction Documents and any amendments, waivers and other documents executed in connection therewith (including all exhibits and schedules to such documents), and there has been no other amendment, waiver or modification of the Transaction Documents. All representations and warranties of Uni-Marts, Luzerne and Wilkes-Barre contained in the Transaction Documents are true and correct in all material respects. There exists no default, nor any circumstance which, after notice or lapse of time or both would constitute a default, nor any claim of default, on the part of any party to the Transaction Documents and there exists no lien, set-off, claim or other impairment of the validity or enforceability of such documents. The Transaction Documents constitute the entire agreement among the parties thereto and there are no other agreements with respect to such matters.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

         4.01 Initial Loans. The obligation of the Lender to make any Loan on the Closing Date is subject to the accuracy as of the Closing Date of the representations and warranties contained in this Agreement and the other Loan Documents, to the performance by the Borrowers of the obligations to be performed under this Agreement and under the other Loan Documents on or before the Closing Date and to the satisfaction of the following further conditions:

                  (a) Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article III shall be true and correct on and as of the date of each Loan with the same effect as though made on and as of each such date. On the Closing Date, the Borrowers shall have delivered a Certificate to that effect signed by the President, Chairman or Chief Financial Officer of Uni-Marts. On the date of each Loan, no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date. On the Closing Date, the Borrowers shall have delivered a Certificate to that effect signed by the President, Chairman or Chief Financial Officer of Uni-Marts.

                  (b) Proceedings and Incumbency. On the Closing Date, the Borrowers shall have delivered to the Lender a certificate, in form and substance satisfactory to the Lender, dated the Closing Date and signed on behalf of the Borrowers by the Secretary of the Borrowers, certifying as to (i) true copies of the Articles of Incorporation and bylaws of the Borrowers and any shareholders agreement concerning the Borrowers, all as in effect on such date,
(ii) true copies of all corporate action taken by the Borrowers relative to this Agreement, the Notes and the other Loan Documents, including but not limited to that described in Section 3.03 of this Agreement, and (iii) the names, true signatures and incumbency of the officers of the Borrowers authorized to execute and deliver this Agreement, the Notes and the other Loan Documents. The Lender may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Lender.

                  (c) Opinion of Counsel. On the Closing Date, there shall have been delivered to the Lender a written opinion, dated the Closing Date, of Saul Ewing LLP, counsel for the Borrowers, in substantially the form attached as Exhibit "C" to this Agreement.

                  (d) Agreement and Note. On the Closing Date, this Agreement and the Revolving Credit Note, satisfactory in terms, form and substance to the Lender, shall have been executed and delivered by the Borrowers to the Lender.

                  (e) Account Security Agreement (Subordinated). On the Closing Date, the Account Security Agreement (Subordinated), satisfactory in terms, form and substance to the Lender, shall have been executed and delivered by Uni-Marts to the Lender.

                  (f) Fee Letter. On the Closing Date, the Fee Letter, satisfactory in terms, form and substance to Lender, shall have been executed and delivered by Borrowers to the Lender.

                  (g) Subordination Agreement. On the Closing Date, the Subordination Agreement, satisfactory in terms, form and substance to Lender, shall have been executed and delivered by the Lender and WAMU and LaSalle, as applicable, and shall be in effect.

                  (h) Other Documents and Conditions. On or before the Closing Date, the following documents and conditions shall have been delivered or satisfied by or on behalf of the Borrowers to the Lender:

                           (i) Good Standing and Tax Lien Certificates. Good Standing Certificate of the Department of Commonwealth of Pennsylvania certifying to the good standing and corporate status of the Borrowers, good standing/foreign qualification certificates from other jurisdictions in which the Borrowers are qualified to do business and tax lien certificates of the Borrowers from each jurisdiction in which the Borrowers are qualified to do business.

                           (ii) Transaction Documents. The transactions contemplated by the Master Agreement and the other Transaction Documents shall be consummated simultaneously with the closing of the Loans in accordance with the terms and conditions of the Master Agreement as heretofore approved by Lender, without any amendment or waiver by Uni-Marts, Luzerne or Wilkes-Barre not consented to by Lender. Lender shall have received true and correct copies of each of the Transaction Documents executed and delivered on the Closing Date, including without limitation, copies of all opinions delivered in connection with the closing of the Transaction Documents.

                           (iii) Other Documents and Conditions. Such other documents and conditions as may be required to be submitted to the Lender by the terms of this Agreement or of any Loan Document.

                  (i) Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Lender and the Lender shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Lender, as the Lender may from time to time request.

                  (j) Fees and Expenses. The Borrowers shall have paid all fees and charges as required for the Closing and relating to the Closing, including reasonable legal fees, closing costs, filing and notary fees, and any other similar matters pertinent to the Closing.

         4.02 Each Additional Loan. At the time of making any Loans other than Loans made on the Closing Date and after giving effect to the proposed borrowings: the representations and warranties of the Borrowers contained in
Article III of this Agreement shall be true on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Borrowers shall have performed and complied with all covenants and conditions of this Agreement; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans shall not contravene any Law applicable to the Borrowers or Lender; and the Borrowers shall have delivered to the Lender a duly executed and completed Loan Request.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         Each Borrower covenants to the Lender as follows:

         5.01 Incorporated Affirmative Covenants. (a) The affirmative covenants in Article V (Affirmative Covenants) of the Existing Loan Agreement (including the appropriate definitions in Section 1.01 of the Existing Loan Agreement) are incorporated herein by reference (the "Incorporated Affirmative Covenants"); except that for purposes of the foregoing, all references therein to a "Potential Default" or an "Event of Default" shall be deemed to be references to a Potential Default or an Event of Default hereunder; all references therein to "this Agreement" shall be deemed to be references to this Agreement; and all references therein to the

"Loan Documents" shall be deemed to be references to the Loan Documents, collectively, hereunder.

                  (b) Amendments or other modifications to any of the affirmative covenants in the Existing Loan Agreement subsequent to the Closing Date shall automatically be incorporated herein as amended or modified Incorporated Affirmative Covenants. If any amendment or other modification to any of the affirmative covenants in the Existing Loan Agreement is given retroactive effect, then the Incorporated Affirmative Covenants similarly shall have a retroactive effect.

         5.02 Use of Proceeds. The Borrowers will use the proceeds of the Revolving Credit Loans to either fund its own Borrower Collateral Unit Shortfalls or make capital contributions to Luzerne or Wilkes-Barre for Luzerne or Wilkes-Barre, as the case may be, to use and fund its own Borrower Collateral Unit Shortfalls pursuant to the terms and conditions of the Master Agreement.

         5.03 Further Assurances. The Borrowers, at their own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lender may from time to time request in order more effectively to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrowers jointly and severally covenant to the Lender as follows:

         6.01     Incorporated Negative Covenants. (a) The negative covenants in
Article VI of the Existing Loan Agreement (including the appropriate definitions in Section 1.01 of the Existing Loan Agreement) in effect on the Closing Date are incorporated herein by reference (the "Incorporated Negative Covenants"); except that for purposes of the foregoing, all references therein to a "Potential Default" or an "Event of Default" shall be deemed to be references to a Potential Default or an Event of Default hereunder; all references therein to "this Agreement" shall be deemed to be references to this Agreement; and all references therein to the "Loan Documents" shall be deemed to be references to the Loan Documents, collectively, hereunder.

                  (b) Amendments or other modifications to any of the negative covenants in the Credit Agreement subsequent to the Closing Date shall automatically be incorporated herein as amended or modified Incorporated Negative Covenants. If any amendment or other modification to any of the negative covenants in the Credit Agreement is given retroactive effect, then the Incorporated Negative Covenants similarly shall have a retroactive effect.

         6.02 Changes in Transaction Documents. Borrowers shall not amend or modify any provision of any Transaction Document without providing at least fifteen (15) calendar days' prior written notice, and obtaining the prior written consent of Lender.

                                   ARTICLE VII

                                    DEFAULTS

         7.01 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) The Borrowers shall fail to pay principal on the Notes when due; or

                  (b) The Borrowers shall fail to pay interest on the Loans or any fees payable pursuant to Article II of this Agreement or the Fee Letter when due and such failure continues for a period of three (3) Business Days; or

                  (c) The Borrowers shall fail to pay any other fee, or other amount payable pursuant to this Agreement, the Notes or any of the other Loan Documents when due and such failure continues for a period of three (3) Business Days; or

                  (d) Any representation or warranty made by the Borrowers under this Agreement, the Notes or any of the other Loan Documents or any statement made by the Borrowers in any financial statement, certificate, report, exhibit or document furnished by the Borrowers, as the case may be, to the Lender pursuant to this Agreement or the other Loan Documents shall prove to have been false or misleading in any material respect as of the time when made; or

                  (f) The Borrowers shall be in default in the performance or observance of Section 5.02 of this Agreement and such default shall continue for a period of fifteen (15) Business Days after the Lender shall have given notice to the Borrowers of such default; provided, however, that so long as the default is capable of being cured and the Borrowers are diligently pursuing the same, then Borrowers shall have an additional twenty-five (25) Business Days to correct such default, or

                  (g) The Borrowers shall be in default in the performance or observance of any other covenant, agreement or duty under this Agreement, the Notes, the other Loan Documents or any other debt, liability or obligation to Lender beyond any applicable grace or cure period expressly provided therein; or

                  (h) Uni-Marts, Luzerne or Wilkes-Barre shall be in default in the performance or observance of any provision of any Transaction Document beyond any applicable grace or cure period expressly provided therein; or

                  (i) A Potential Default of an Event of Default shall have occurred and be continuing under the Existing Loan Agreement, all of which are incorporated herein by reference (including the appropriate definitions in Section 1.01 of the Existing Loan Agreement).

         7.02     Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (h) of Section 7.01 of this Agreement and subsections (a) through (n) of
Section 7.01 of the Existing Loan Agreement occurs and continues or exists, the Lender will be under no further obligation to make Loans and may demand the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by the Borrowers under this Agreement, the Notes and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

                  (b) If an Event of Default specified in subsections (o) or (p) of Section 7.01 of the Existing Loan Agreement occurs and continues or exists, the Lender will be under no further obligation to make Loans and the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount and all other amounts owing by the Borrowers under this Agreement, the Notes and the other Loan Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

                  (c) If an Event of Default occurs and continues or exists, the Lender may, without notice to the Borrowers increase the rate of interest applicable to the Loans to the rate of interest specified in subsection
(b) of Section 2.02 of this Agreement.

                  (d) If an Event of Default occurs and continues or exists, and whether or not the Lender shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 7.02, the Lender, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender.

                  (e) If an Event of Default occurs and continues or exists, the Lender may exercise each and every right and remedy granted to the Lender under the Loan Documents and under any applicable Law.

         7.03 Set-Off. If the unpaid principal amount of the Notes, interest accrued on the unpaid principal amount or other amount owing by the Borrowers under this Agreement, the Notes or the other Loan Documents shall have become due and payable (at maturity, by acceleration or otherwise), the Lender and the holder of any participation in any Loan will each have the right, in addition to all other rights and remedies available to it, without notice to the Borrowers, to set-off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Borrowers by the Lender or by such holder including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise but excepting the Cross Escrow Accounts) now or in the future maintained by the Borrowers with the Lender or such holder. The Borrowers consent to and confirm the foregoing arrangements and confirm the Lender's rights and such holder's rights of banker's lien and set-off, except with respect to the Cross Escrow Accounts. Nothing in this Agreement will be deemed a waiver or prohibition of or restriction on the Lender's rights or any such holder's rights of banker's lien or set-off except as otherwise provided in this Section.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01 Holidays. Except as otherwise provided in this Agreement, whenever any payment or action to be made or taken under this Agreement, or under the Notes or under any of the other Loan Documents is stated to be due on a day which is not a Business Day, such payment or action will be made or taken on the next following Business Day and such extension of time will be included in computing interest or fees, if any, in connection with such payment or action.

         8.02 Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount and the duration of such applicability shall at all times be ascertained from the records of the Lender, which shall be conclusive absent manifest error.

         8.03 Amendments and Waivers. The Lender and the Borrowers may from time to time enter into agreements amending, modifying or supplementing this Agreement, the Notes or any other Loan Document or changing the rights of the Lender or of the Borrowers under this Agreement, under the Notes or under any other Loan Document and the Lender may from time to time grant waivers or consents to a departure from the due performance of the obligations of the Borrowers under this Agreement, under the Notes or under any other Loan Document. Any such agreement, waiver or consent must be in writing and will be effective only to the extent specifically set forth in such writing. In the case of any such waiver or consent relating to any provision of this Agreement, any Event of Default or Potential Default so waived or consented to will be deemed to be cured and not continuing, but no such waiver or consent will extend to any other or subsequent Event of Default or Potential Default or impair any right consequent to any other or subsequent Event of Default or Potential Default.

         8.04 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lender in exercising any right, power or privilege under this Agreement, the Notes or any other Loan Document will affect any other or future exercise of any such right, power or privilege or exercise of any other right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise of such right, power or privilege or of any other right, power or privilege. The rights and remedies of the Lender under this Agreement, the Notes or any other Loan Document are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have.

         8.05 Notices. All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or the Notes must be in writing (including telexed or telecopied communication) unless otherwise expressly permitted under this Agreement and must be sent by first-class or first-class express mail, private overnight or next Business Day courier or by telex or telecopy with confirmation in writing mailed first class, in all cases with charges prepaid, and any such properly given notice will be effective when received. All notices will be sent to the applicable party at the addresses stated below or in accordance with the last unrevoked written direction from such party to the other parties.

                  If to Borrowers:    Uni-Marts, Inc.
                                      477 East Beaver Avenue
                                      State College, Pennsylvania 16801-5690
                                      Attn: N. Gregory Petrick,
                                            Senior Vice President and
                                            Chief Financial Officer
                                      Telephone: (814) 234-6000
                                      Telecopy: (814) 234-3277

                  and a copy to:      Anthony F. Walsh, Esq.
                                      Saul Ewing LLP
                                      Centre Square West
                                      1500 Market Street, 36th Floor
                                      Philadelphia, Pennsylvania 19102-2186
                                      Telephone: (215) 972-7738
                                      Telecopy: (215) 972-1930

                  If to Lender:       The Provident Bank
                                      FreeMarkets Center, Suite 360
                                      Pittsburgh, Pennsylvania 15222
                                      Attn: Ronald L. Tassone
                                            Senior Vice President
                                      Telephone: (412) 263-4757
                                      Telecopy: (412) 263-4732

                  and a copy to:      James F. Bauerle, Esq.
                                      DKW Law Group(R) LLC
                                      58th Floor, U.S. Steel Tower
                                      600 Grant Street
                                      Pittsburgh, Pennsylvania 15219
                                      Telephone: (412) 355-2600
                                      Telecopy: (412) 355-2609

         8.06 Expenses; Taxes; Attorneys' Fees. The Borrowers agree to pay or cause to be paid and to save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including, but not limited to fees and expenses of counsel and paralegals for the Lender, incurred by the Lender from time to time (i) arising in connection with the preparation, execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents to this Agreement, the Notes or any of the other Loan Documents, (iii) arising in connection with the Lender's enforcement or preservation of rights under this Agreement, the Notes or any of the other Loan Documents, including but not limited to such expenses as may be incurred by the Lender in the collection of the outstanding principal amount of the Lender, and (iv) arising in connection with any case under the Bankruptcy Code filed by or against the Borrowers. The Borrowers agree to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or in the future determined by the Lender to be payable in connection with this Agreement, the Notes or any other Loan Document. The Borrowers agree to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. In the event of termination adverse to the Borrowers of any action at law or suit in equity in relation to this Agreement, the Notes or the other Loan Documents, the Borrowers will pay, in addition to all other sums which the Borrowers may be required to pay, a reasonable sum for attorneys' and paralegals' fees incurred by the Lender or the holder of the Notes in connection with such action or suit. All payments due from the Borrowers under this Section will be added to and become part of the Loans until paid in full.

         8.07 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, the provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of the provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         8.08 Governing Law; Consent to Jurisdiction. This Agreement will be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes will be governed by and construed and enforced in accordance with the laws of said Commonwealth. The Borrowers consent to the exclusive jurisdiction and venue of the federal and state courts located in Allegheny County, Pennsylvania, in any action on, relating to or mentioning this Agreement, the Notes, the other Loan Documents, or any one or more of them.

         8.09 Prior Understandings. This Agreement, the Notes and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, among the parties relating to the transactions provided for in this Agreement, the Notes and the other Loan Documents.

         8.10 Duration; Survival. All representations and warranties of the Borrowers contained in this Agreement or made in connection with this Agreement or any of the other Loan Documents shall survive the making of and will not be waived by the execution and delivery of this Agreement, the Notes or the other Loan Documents, by any investigation by the Lender, or the making of any Loan. Notwithstanding termination of this Agreement or an Event of Default, all covenants and agreements of the Borrowers will continue in full force and effect from and after the date of this Agreement so long as the Borrowers may borrow under this Agreement and until payment in full of the Notes, interest thereon, and all fees and other obligations of the Borrowers under this Agreement or the Notes. Without limitation, it is understood that all obligations of the Borrowers to make payments to or indemnify the Lender will survive the payment in full of the Notes and of all other obligations of the Borrowers under this Agreement, the Notes and the other Loan Documents.

         8.11 Term of Agreement. This Agreement will terminate when all indebtedness of the Borrowers to Lender including, without limitation, the Loans and interest on the Loans is paid in full, and the Borrowers have no right to borrow under this Agreement and the Lender has no obligation to make Loans under this Agreement.

         8.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties to this Agreement on separate counterparts each of which, when so executed, will be deemed an original, but all such counterparts will constitute but one and the same instrument.

         8.13 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Lender, the Borrowers and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement without the prior written consent of the Lender.

         8.14 No Third Party Beneficiaries. The rights and benefits of this Agreement and the other Loan Documents are not intended to, and shall not, inure to the benefit of any third party.

         8.15 Participation. The Lender may from time to time sell, assign or grant one or more participations in all or any part of the Loans made by the Lender or which may be made by the Lender, or its right, title and interest in the Loans or in or to this Agreement, to another lending officer, lender or financial institution, so long as the Lender remains the administrative agent for all participants and retains voting control of the participation. Except to the extent otherwise required by the context of this Agreement, the word "Lender" where used in this Agreement means and includes any holder of a Note originally issued to the Lender and each such holder of a Note will be bound by and have the benefits of this Agreement, the same as if such holder had been a signatory to this Agreement. In connection with any such sale, assignment or grant of participation, the Lender may make available to any prospective purchaser, assignee or participant any information relative to the Borrowers in the Lender's possession. In the event that Lender desires to sell, assign or grant participation in excess of 75% of the Loans, Lender shall obtain Borrowers' prior written consent which shall not be unreasonably withheld.

         8.16 Exhibits. All exhibits and schedules attached to this Agreement are incorporated and made a part of this Agreement.

         8.17 Headings. The section headings contained in this Agreement are for convenience only and do not limit or define or affect the construction or interpretation of this Agreement in any respect.

         8.18 Joinder of Consolidated Subsidiaries. Any Consolidated Subsidiary of the Borrower formed or acquired after the Closing Date shall execute and deliver to the Lender (i) a consent and joinder in form and substance satisfactory to the Lender pursuant to which it shall consent to and join in this Agreement and to each of the Loan Documents to which the initial Borrowers are parties, (ii) documents in the forms described in Section 4.01 [Initial Loans] modified as appropriate to relate to such Consolidated Subsidiary, and (iii) documents necessary to grant and perfect prior security interests to the Lender in all Collateral held by such Consolidated Subsidiary. Such consent and joiner and related documents shall be executed and provided to the Lender within five (5) Business Days after the date of the filing of such Consolidated Subsidiary's articles of incorporation if the Consolidated Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

         8.19 WAIVER OF TRIAL BY JURY. THE BORROWERS AND THE LENDER EXPRESSLY, KNOWINGLY AND VOLUNTARILY WAIVE ALL BENEFIT AND ADVANTAGE OF ANY RIGHT TO A TRIAL BY JURY, AND NONE OF THEM WILL AT ANY TIME INSIST UPON, OR PLEAD OR IN ANY MANNER WHATSOEVER CLAIM OR TAKE THE BENEFIT OR ADVANTAGE OF A TRIAL BY JURY IN ANY ACTION ARISING IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE LOAN DOCUMENTS.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, and intending to be legally bound, the parties, by their duly authorized officers, have executed and delivered this Shortfall Loan Agreement as of the date set forth at the beginning of this Shortfall Loan Agreement.

ATTEST:                                 UNI-MARTS, INC.

  /S/ JUDY L. TREASTER                  By: /S/ N. GREGORY PETRICK
------------------------------------       -------------------------------------
Secretary                                    N. Gregory Petrick
                                             Executive Vice President and
                                               Chief Financial Officer
                                             Uni-Marts, Inc.

[CORPORATE SEAL]

ATTEST:                                 UNI-MARTS OF AMERICA, INC.

  /S/ DONNA D. WEAVER                   By: /S/ N. GREGORY PETRICK
------------------------------------       -------------------------------------
Secretary                                    N. Gregory Petrick
                                             President
                                             Uni-Marts of America, Inc.

[CORPORATE SEAL]

                                        THE PROVIDENT BANK

                                        By: /S/ RONALD L. TASSONE
                                           -------------------------------------
                                             Ronald L. Tassone
                                             Senior Vice President

                                    EXHIBITS

                                   Exhibit "A"
                              Revolving Credit Note

                                   Exhibit "B"
                                  Loan Request

                                   Exhibit "C"
                               Opinion of Counsel

                                       26